Exhibit 1
PRIVILEGED AND CONFIDENTIAL

     August 8, 1997

The Board of Directors of
Delaware Otsego Corporation
One Railroad Avenue
Cooperstown, New York

Gentlemen:

     On behalf of a new company ("Newco") to be organized by CSX Corporation ("CSX"), Norfolk Southern Corporation ("NSC") and Walter Rich ("Mr. Rich"), we are pleased to provide you with an offer (the "Offer") for the acquisition (the "Transaction") of all of the outstanding capital stock of Delaware Otsego Corporation (the Company ). The principal features of the Transaction are described in a draft term sheet (the Term Sheet ), a copy of which is attached to this letter.

     The principal terms of the Offer are as follows:

     1. Form of Transaction. (a) Newco, a corporation to be formed and capitalized with cash to be provided by CSX and NSC, will acquire all outstanding shares of the Company's capital stock from the Company's shareholders in a merger transaction (the "Merger"). Mr. Rich will contribute to Newco a portion of the shares and options to purchase shares of the Company s common stock ( Common Stock ) owned by him.

          (b) The capitalization of Newco will be comprised of (i) a class of Cumulative Preferred Stock having two series (differing only with respect to redemption, as described in the Term Sheet) that will be non-participating and owned in amounts of liquidation preference reflecting the contributions to Newco of CSX, NSC and Mr. Rich, (ii) a class of Junior Preferred Stock with an aggregate liquidation preference of $100 million that will be non-participating and will be owned in equal proportions by CSX and NSC and (iii) common stock, which will be owned 80% by Mr. Rich, 10% by CSX and 10% by NSC. The terms of the capital structure of Newco are more fully described in the Term Sheet.

          (c) The Board of Directors of Newco will consist of Mr. Rich and his designees, who will represent a majority, and representatives of CSX and NSC. Certain designated matters to be agreed upon will require the approval of a supermajority of Newco s Board of Directors.

     2. Consideration. Subject to the terms and conditions delineated below, Newco will purchase, or exchange into new securities, all capital stock of the Company and will enter into an employment agreement with Mr. Rich. Total cash paid in the Transaction will be as described below.

          (a) Cash Consideration for the Stock. The cash consideration for the purchase of the capital stock of the Company will be $19 per share (the "Per Share Price") of the Company's Common Stock.

          (b) Stock Options. All outstanding Company employee stock options ("Options"), other than those which may be contributed to Newco by Mr. Rich, will be cashed out at the difference between the Per Share Price and the respective exercise price therefor, multiplied by the number of shares of Common Stock subject to the Option.

          (c) Stock Contribution. Prior to the Merger, CSX will contribute to Newco the 110,250 shares of Common Stock owned by it and Mr. Rich will contribute to Newco a portion of the Common Stock and Options owned by him. All such shares and Options to purchase shares so held by Newco will be canceled in the Transaction. The shares and Options contributed by CSX and Mr. Rich will not be converted in the Transaction into cash but instead will be converted into shares and options to purchase shares of Cumulative Preferred Stock of Newco with a liquidation preference equal to the value (at the Per Share Price) of CSX s and Mr. Rich s respective contributions.

          (d) Employment Agreement. Newco will enter into an agreement (the "Employment Agreement") with Mr. Rich, the principal terms of which are described in the Term Sheet.

          (e) Financing. The Transaction will not be subject to obtaining financing. Sources and uses in the Transaction (other than with respect to working capital following the Transaction) are as follows:

              Source                                 Value

              Mr. Rich Contribution         $2,602,350
              CSX Stock Contribution         2,094,750
              CSX Cash Contribution         23,440,473
              NSC Cash Contribution         25,535,223

                   Total                   $53,672,796
                   -----                   -----------
              Use                             Amount

              Purchase of Common Stock     $35,726,555
              Option and Warrant Cash-Out     4,698,225
              Repayment of Bank Debt          6,748,016
              Transaction Costs               6,500,000

                   Total                   $53,672,796
                   -----                   -----------
     3.   Conditions.

          (a) Definitive Documents. The Offer is made subject to the negotiation and execution of definitive documentation ("Definitive Documents") satisfactory to us and containing representations and warranties, covenants and other terms and conditions that are customary for an acquisition of this kind (including that the Company will not take any action, regulatory or otherwise, inconsistent with facilitating consummation of the Transaction), approval of the Company's Board of Directors and, if required, shareholders under applicable law and the satisfaction of any and all applicable regulatory requirements. As stated above, the Offer is not subject to a financing condition.

          (b) Participation of Mr. Rich. The Offer is conditioned upon mutually satisfactory arrangements between Newco and Mr. Rich concerning the Employment Agreement and his ongoing involvement in the affairs of the Company.

          (c) Exclusivity. The Offer is conditioned upon the agreement of the Company and Mr. Rich that, pending the execution and delivery of the Definitive Documents, neither the Company nor its management, nor any of their employees, affiliates, advisors or representatives, will solicit, encourage, entertain, facilitate or enter into discussions or negotiations with respect to any proposal (other than the Offer) to acquire the stock or assets of the Company. Unless extended by mutual agreement, the foregoing exclusivity provision will expire on the earlier of (i) the execution of Definitive Documents (which documents shall contain provisions that supersede this paragraph) and (ii) 5:00 p.m. (New York City time) on August 19, 1997.

     4. Legal Fees. CSX and NSC have agreed to pay the reasonable fees and expenses of one firm of legal counsel advising Mr. Rich, up to $50,000 plus 50% of any such fees in excess of $50,000, for the benefit of Mr. Rich in connection with the Transaction ("Legal Fees"). If following execution of this letter by the Company (a) the Company does not comply with Paragraph 3(c) of this letter or, following execution of the Definitive Documents, the Company breaches any agreements contained therein or (b) Definitive Documents are not entered into or, following execution of Definitive Documents, the Merger is not consummated and, in the case of this clause (b), within one year following the date that the Company advises Newco that it has determined not to pursue the Transaction, the Company enters into an alternative transaction providing for the sale of its capital stock or a material portion of its assets, then the Company shall be responsible for the payment or reimbursement of the Legal Fees. Mr. Rich shall be responsible for the payment of his legal fees if he does not comply with Paragraph 3(c) of this letter.

     5. Consummation of the Transaction. We are prepared to proceed in the most expeditious manner so that, subject to the terms and conditions of the Offer and the Definitive Documents, the Transaction can be completed as soon as practicable. In recognition of this, unless this letter is executed by the Company by 5:00 p.m. on Sunday, August 10, 1997, this proposal should not be considered outstanding thereafter. Of course, except in respect of Paragraphs 3(c) and (4) of this letter, this letter does not create binding obligations on any party in respect of the Transaction.

     6. Counterparts. This letter may be executed in one or more counterparts.

     We hope that the terms of this Offer address the objectives of the Company. We look forward to proceeding with you to the completion of the Transaction. We and our counsel are prepared to move forward immediately to reach definitive terms. This letter shall not constitute a binding agreement between the parties hereto, except that the provisions of Paragraphs 3(c) and 4 of this letter shall be binding on the parties hereto upon execution below by the Company.

                                      Very truly yours,

                                      CSX CORPORATION

     By:_________________________

                                      NORFOLK SOUTHERN CORPORATION

     By:_________________________

     Accepted and Agreed to as
     ____________________________
     to Paragraphs 3(c) and 4         Walter Rich
     as of August __, 1997:

     DELAWARE OTSEGO CORPORATION

     By: ________________________





                                      PROJECT BASEBALL
                                      TERM SHEET

     Transaction Structure:           Baseball Acquisition Corp.
                                      ( Acquisition ), a  company to
                                      be formed on behalf of CSX (or
                                      its designated affiliate), NSC
                                      (or its designated affiliate)
                                      and WR, shall acquire all
                                      outstanding capital stock of
                                      Delaware Otsego Corporation
                                      ( Baseball ) at a cash price of
                                      $19 per share.  In arriving at
                                      the cash purchase price it has
                                      been assumed that there exist
                                      transaction costs incurred by
                                      Baseball of up to $6.5 million
                                      (consisting of advisory fees,
                                      change-of-control payments,
                                      repayment of existing bank debt
                                      and the purchase price for
                                      certain real property) that will
                                      be paid by Acquisition in
                                      addition to the cash price and
                                      that all convertible debt,
                                      warrants and options of Baseball
                                      (other than those held by WR)
                                      will be converted into Baseball
                                      Shares at or prior to the merger
                                      that would occur between
                                      Acquisition and Baseball.

     Financing Structure:             The acquisition shall be
                                      financed by CSX, NSC and WR as
                                      follows:

                                      WR shall contribute his Baseball
                                      Shares and options to purchase
                                      Baseball Shares, having an
                                      aggregate value of $2,602,350 at
                                      $19 per Baseball Share, in
                                      exchange for Common Shares and
                                      Cumulative Preferred Shares or
                                      options to purchase Cumulative
                                      Preferred Shares of Acquisition.
                                      WR shall receive Cumulative
                                      Preferred Shares(or, to the
                                      extent options are contributed,
                                      options to purchase Cumulative
                                      Preferred Shares) with a
                                      liquidation preference equal to
                                      the value contributed.

                                      CSX and NSC shall contribute
                                      cash as may be required to
                                      purchase Baseball Shares in the
                                      acquisition and to pay the
                                      transaction costs described
                                      above.  CSX shall also
                                      contribute its 110,250 Baseball
                                      Shares.  Each of CSX and NSC
                                      shall receive Cumulative
                                      Preferred Shares with a
                                      liquidation preference equal to
                                      the value of its cash and stock
                                      contributions as well as equal
                                      amounts of Junior Preferred
                                      Shares (which shall carry an
                                      aggregate liquidation preference
                                      of $100 million).

                                      Common Shares shall be owned 80%
                                      by WR, 10% by CSX and 10% by
                                      NSC; and WR shall have voting
                                      control through such ownership
                                      of Common Shares.

     Economics of Cumulative          There shall be established two
     Preferred Shares:                series of a single class of
                                      Cumulative Preferred Shares
                                      which shall differ only as to
                                      redemption, as follows:

                                      Payment Preference.  Cumulative
                                      Preferred Shares shall have
                                      dividend and liquidation
                                      preference over all Junior
                                      Preferred Shares and all Common
                                      Shares.  Dividends on Cumulative
                                      Preferred Shares shall cumulate
                                      at the rate of 10% compounded
                                      annually until the Board
                                      determines that sufficient cash
                                      is available to pay dividends in
                                      cash.  No dividend or
                                      liquidation payments shall be
                                      made on Common Shares or Junior
                                      Preferred Shares until all
                                      Cumulative Preferred Shares,
                                      with cumulative dividends, are
                                      redeemed by Acquisition.  The
                                      series of Cumulative Preferred
                                      Shares held by CSX and NSC (but
                                      not the series held by WR) shall
                                      have a redemption preference
                                      over all Junior Preferred
                                      Shares.

                                      Redemption.  If redeemable,
                                      Cumulative Preferred Shares
                                      shall be redeemed at liquidation
                                      preference plus accrued and
                                      unpaid dividends.  The series of
                                      Cumulative Preferred Shares held
                                      by CSX and NSC shall be
                                      mandatorily redeemable upon
                                      achieving certain cash levels
                                      from cash flow from operations
                                      and from dispositions of assets.
                                      The series of Cumulative
                                      Preferred Shares held by WR
                                      shall be redeemable at WR's
                                      option at any time at which
                                      there is to be a cash redemption
                                      of the series of Cumulative
                                      Preferred Shares held by CSX and
                                      NSC or of Junior Preferred
                                      Shares.  Cumulative Preferred
                                      Shares shall be redeemed ratably
                                      when redeemed for cash.  Subject
                                      to the supermajority approval of
                                      Acquisition s Board, CSX or NSC
                                      may use Cumulative Preferred
                                      Shares in connection with a
                                      purchase of any Acquisition
                                      assets by such party.

     Economics of Junior Preferred    Payment Preference.  Junior
     Shares:                          Preferred Shares shall have a
                                      dividend, liquidation and
                                      redemption preference over all
                                      Common Shares, but shall be
                                      subordinate, with respect to
                                      dividend and liquidation
                                      payments, to all Cumulative
                                      Preferred Shares (and, with
                                      respect to all redemption
                                      payments, to the series of
                                      Cumulative Preferred Shares held
                                      by CSX and NSC (but not the
                                      series held by WR)).  Dividends
                                      on Junior Preferred Shares shall
                                      cumulate at the rate of  4%
                                      compounded annually until the
                                      Board determines that sufficient
                                      cash is available to pay
                                      dividends in cash; and dividends
                                      on Junior Preferred Shares shall
                                      not be paid until all accrued
                                      and unpaid dividends on
                                      Cumulative Preferred Shares have
                                      been paid.

                                      Redemption.  Junior Preferred
                                      shall be mandatorily redeemable,
                                      following redemption of the
                                      series of Cumulative Preferred
                                      Shares held by CSX and NSC, at
                                      liquidation preference plus
                                      accrued and unpaid dividends
                                      upon achieving certain cash
                                      levels from cash flow from
                                      operations and from dispositions
                                      of assets.  Junior Preferred
                                      Shares (and, if applicable,
                                      Cumulative Preferred Shares held
                                      by WR) shall be redeemed ratably
                                      when redeemed for cash.

     Management:                      WR shall enter into a three-year
                                      employment agreement to be
                                      Chairman and CEO.  After the
                                      three-year term, employment
                                      shall be renewed automatically
                                      for one-year renewal terms
                                      unless Acquisition delivers
                                      written notice to WR in the
                                      period from 120 to 90 days prior
                                      to expiration.  WR s salary and
                                      benefits (including, in lieu of
                                      receiving such benefits in
                                      connection with the acquisition,
                                      severance benefits) shall remain
                                      at current levels.  It shall be
                                      a condition of employment that
                                      WR retain his shares (subject to
                                      the other provisions hereof) and
                                      that WR live on the Edgewater
                                      property for the convenience and
                                      security of Acquisition and to
                                      ensure WR s availability in the
                                      event of an emergency. WR shall
                                      enter into a customary non-
                                      compete and exclusive service
                                      agreement, subject to standard
                                      permissible activities.
                                      Employment and put and call
                                      decisions of Acquisition
                                      respecting WR shall be made by
                                      disinterested directors.

                                      Acquisition shall create a
                                      Management Incentive Bonus
                                      Program, to be approved by a
                                      supermajority of Acquisition s
                                      Board, which shall provide cash
                                      bonuses to operating management
                                      upon achievement of certain
                                      financial targets following the
                                      acquisition, determined without
                                      giving effect to the financing
                                      and transaction costs of the
                                      acquisition.

     Certain Dispositions:            General.  WR and the
                                      other on-going Baseball
                                      management shall receive a
                                      commission on asset dispositions
                                      as described below:  Other than
                                      with respect to the circum-
                                      stances covered by clause
                                      (y) under  West of Passaic
                                      Junction -- Non-freight  set
                                      forth below, commissions shall
                                      be payable only with respect to
                                      any transaction (x) consummated
                                      during WR s employment as CEO or
                                      (y) arising from an opportunity
                                      identified to the disinterested
                                      directors on Acquisition s Board
                                      and significantly pursued by WR
                                      (except in the event of a
                                      termination of WR s employment
                                      by Acquisition prior to the
                                      third anniversary of the
                                      acquisition without cause, in
                                      which case a lesser standard
                                      shall apply), the negotiation of
                                      which was approved by the
                                      disinterested directors on
                                      Acquisition s Board during such
                                      employment, and consummated
                                      within two years of the
                                      termination of such employment,
                                      in the case of non-passenger
                                      transactions, and four years of
                                      the termination of such
                                      employment, in the case of
                                      passenger transactions.
                                      Commissions shall be paid in
                                      cash at the rate of 7% of the
                                      gross consideration received by
                                      Acquisition (or, in the case of
                                      a non-cash transaction, the fair
                                      market value of the asset
                                      disposed) in such transaction
                                      and shall be allocated among
                                      such Baseball management (and in
                                      such amounts) as is determined
                                      by WR.

                                      Passaic Junction and East.
                                      Freight.  No commission shall be
                                      payable with respect to any
                                      freight transaction.  Non-
                                      freight.  A commission shall be
                                      payable with respect to any non-
                                      freight transaction that does
                                      not, in the reasonable judgment
                                      of both CSX and NSC, interfere
                                      with freight rights and
                                      operations if such non-freight
                                      transaction is approved by a
                                      supermajority of Acquisition s
                                      Board and consummated.

                                      West of Passaic Junction.
                                      Freight.  A commission shall be
                                      payable with respect to a
                                      freight transaction.  Non-
                                      freight.  A commission shall be
                                      payable with respect to (x) a
                                      non-freight transaction or (y) a
                                      reasonable, bona fide and firm
                                      offer with respect to a non-
                                      freight transaction which is
                                      rejected by Acquisition s Board.

                                      West of Passaic Junction.
                                      Freight.  A commission shall be
                                      payable with respect to a
                                      freight transaction.  Non-
                                      freight.  A commission shall be
                                      payable with respect to (x) a
                                      non-freight transaction or (y) a
                                      reasonable, bona fide and firm
                                      offer with respect to a non-
                                      freight transaction which is
                                      rejected by Acquisition s Board.

                                      Right of First Refusal.  Either
                                      CSX or NSC shall have a right of
                                      first refusal with respect to
                                      any transaction with respect to
                                      Baseball properties and assets
                                      west of Passaic Junction.

     Put and Call Rights:             Subject to all necessary
                                      governmental approvals,
                                      Acquisition may call in whole
                                      but, except as provided below,
                                      not in part, and WR may put to
                                      Acquisition in whole or, except
                                      as provided below, in part, WR s
                                      Cumulative Preferred Shares,
                                      options to purchase Cumulative
                                      Preferred Shares and Common
                                      Shares for a price equal to the
                                      sum of (x) in respect of
                                      Cumulative Preferred Shares or
                                      options to purchase Cumulative
                                      Preferred Shares, the
                                      liquidation preference of the
                                      Cumulative Preferred Shares put
                                      or called (or underlying the
                                      options put or called) plus
                                      accrued and unpaid dividends on
                                      such shares plus (y) in respect
                                      of Common Shares, the par value
                                      of the Common Shares put or
                                      called.  Such put and call
                                      rights may be exercised at any
                                      time after the earlier of (i)
                                      the termination of WR s
                                      employment as CEO by Acquisition
                                      or by reason of WR s death or
                                      disability and (ii) the third
                                      anniversary of the acquisition.
                                      Acquisition may assign its call
                                      right or put obligation to CSX
                                      and NSC (or to a voting trust
                                      established by them) in equal
                                      proportions, and, in the event
                                      that Acquisition has
                                      insufficient cash, WR exercising
                                      his put right may put to CSX and
                                      NSC (or to a voting trust
                                      established by them) in equal
                                      proportions.  CSX and NSC may,
                                      upon exercising the call rights
                                      or responding to an exercise of
                                      WR s put rights, provide that
                                      the subject securities be
                                      conveyed to a third party.  In
                                      the event of any assignment of
                                      the put obligation by CSX or
                                      NSC, the payment of the put
                                      price shall be guaranteed by CSX
                                      and NSC in equal proportions.

                                      Notwithstanding the foregoing,
                                      in the event of a termination of
                                      WR s employment as CEO by
                                      Acquisition for cause, until the
                                      third anniversary of the
                                      acquisition, WR s put right
                                      shall be limited to his Common
                                      Shares and shall not extend to
                                      his Cumulative Preferred Shares
                                      and Acquisition shall have the
                                      right to call WR s Common Shares
                                      without WR s Cumulative
                                      Preferred Shares.

     Corporate Governance:            Acquisition s Board shall be
                                      comprised of seven persons:  the
                                      CEO of Acquisition, four persons
                                      designated by the CEO of
                                      Acquisition and one person
                                      designated by each of NSC and
                                      CSX.

                                      Major decisions outside the
                                      ordinary course of business
                                      (including material asset
                                      dispositions and the business
                                      plan and budget described below)
                                      shall be subject to
                                      supermajority approval of the
                                      Board (including by both CSX and
                                      NSC), consistent with STB/ICC
                                      precedent.

                                      Except with respect to day-to-
                                      day railroad operations,
                                      Acquisition shall follow a
                                      mutually agreed business plan
                                      and budget which shall be
                                      designed prior to Closing (and
                                      updated by Acquisition s Board
                                      annually thereafter) with the
                                      goals of (a) ensuring repayment
                                      of contributions and (b) of
                                      maximizing Acquisition s value,
                                      which may include the
                                      disposition of assets.  The
                                      definitive documentation shall
                                      include appropriate financial
                                      covenants customary for such
                                      transactions.

                                      The parties shall enter into a
                                      Shareholders Agreement
                                      respecting corporate governance,
                                      put and call rights and
                                      transferability restrictions.

     Expenses:                        Except as set forth under
                                       Transaction Structure  above,
                                      each party shall bear its own
                                      expenses; except that the
                                      provisions contained in
                                      paragraph 4 of the proposal
                                      letter shall apply with respect
                                      to Legal Fees (as defined
                                      therein).

     Conditions:                      Conditions to closing shall be
                                      those customary for transactions
                                      of this type, including, without
                                      limitation, (a) completion of
                                      satisfactory transaction and
                                      employment documents; (b) the
                                      absence of any governmental
                                      investigation or challenge or
                                      third-party challenge with
                                      respect to the transaction, (c)
                                      satisfaction of all necessary
                                      regulatory approvals and (d)
                                      obtaining standard opinions.
                                      Financing shall not be a
                                      condition.

     Definitive Documentation:        The definitive documentation
                                      shall contain provisions
                                      providing that the exercise of
                                      rights shall be subject to all
                                      required regulatory approvals.